EXHIBIT 4.1


                             ALLEGHENY ENERGY, INC.

                           1999 ANNUAL INCENTIVE PLAN

   I.    PURPOSE OF THE INCENTIVE PLAN
         -----------------------------

             To attract and retain first quality managers in a competitive job market and to reward for attaining and exceeding specified annual system, business or service company group/function, and individual performance goals.

  II.    ELIGIBILITY
         -----------

             A  prerequisite   for   participation  in  the  Plan  shall  be  an
             understanding of, and commitment to Allegheny Energy's:

             o  Management Plan and Policies

             o  Mission, Vision, Values, and Strategies


             Eligibility will be determined by the Management Review Committee upon the recommendation of the CEO from among executives whose responsibilities can affect the performance of their units, and through unit performance, the performance of Allegheny Energy.


 III.     AWARDS
          ------

             Awards will reflect the importance of the participants to the units for which they are responsible.

             Awards will be paid for the achievement of specific measurable goals set for the individual and the units for which he or she is responsible.

             The Plan's goals will be:

             o   Determined and communicated annually

             o   A reasonable number for each participant

             The goals which the Board will set with the help of the Management Review Committee will be consistent with Allegheny Energy's Mission, Vision, Values, and Strategies and will include such things as:

             o   Financial performance (return on equity, earnings, dividends)

             o   Customer   satisfaction  (cost,  quality,  and  reliability  of
                 service)


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 III.    AWARDS (continued)
         ------

             o Cost and environmental consciousness (productivity, efficiency, availability and utilization of equipment) and conservation of resources

             o   Safety

             o   Leadership development

  IV.    OVERALL LIMITATIONS ON AWARDS
         -----------------------------

             The Board of Directors shall not authorize any incentive payment if, in the Board's opinion, Allegheny's performance is less than satisfactory from the perspective of its stockholders.

   V.    PERFORMANCE MEASURES
         --------------------

             Each year measures to evaluate participants' performance will be determined. They may vary among participants according to whether their principal responsibilities are to:

             o   Allegheny as a whole

             o   A Business or Division within a Business

             o   A Service Company Group or Function

             Each  category  of  performance   measure  will  carry  appropriate
             weightings as shown on the 1999 Participant Performance Schedule. Examples of possible measures include:

             For Allegheny as a whole:

             o Quantity and quality of annual earnings; return on equity; financial ratings; capital structure; dividend payout ratios; and total shareholder return

             o Development of appropriate management succession, personnel relations and development, and programs to assure fair and non-discriminatory treatment of all employees

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V. PERFORMANCE MEASURES (continued)
   --------------------

             o Productivity, cost control, efficient use of equipment, natural resources, and other environmental considerations

             o   Quality and reliability of customer service

             o   Safety

             o Attainment of reasonable rate and maintenance of competitive position

             For Businesses, Divisions within Businesses, and Service Company Groups/Functions:

             o   Profitability

             o   Safety

             o Productivity and efficiency, revenues, and administrative, operating, and maintenance expenditures

                      -   Per employee, customer, and kwh

                      -   Measured against previous year and peer companies

             o Customer satisfaction (quality of service); outage rates, speedy restoration of service, customer complaints, employee courtesy, conservation, and demand-side management programs

             o Cost of service; rate per kwh measured against past period, economic indices, and peer companies

             o   Community   relations  and  relations   with  state  and  local
                 governments and their agencies

             o   Completion of construction projects on time and within budget

             o Adequacy of management development programs and programs to assure fair and non-discriminatory treatment of all employees

             o   Adequacy of planning and accuracy of forecasts

             o Completion of assignments and projects on time and within budget

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V. PERFORMANCE MEASURES (continued)
   --------------------

             o Availability, efficiency, and reliability of generating units and transmission systems

             o Cost consciousness (avoidance of excessive staffing and waste of work space and receptivity to cost saving techniques)

             o   Minimizing adverse effects in the environment

             o   User satisfaction

             o   Adherence   to   Procurement   Policy  and  success  in  buying
                 (including minority vendor participation) material, equipment, and supplies at the best possible price

             For Individual Performance:

             o   Visionary Leadership

             o   Innovative Results Orientation

             o   Strategic Thinking

             o   Communication

             o   Teamwork

             o   Judgment

VI. CALCULATION OF AWARDS
    ---------------------

             Target Incentive Awards and Total Estimated Cost

             o No awards will be paid for any year unless the Board of Directors finds that overall System performance is satisfactory from the perspective of stockholders.

             o Incentive awards will be based on System, Unit, and Individual Performance

             Performance Schedules

             o The Performance Schedule describes ratings and weightings for each performance measure at all levels of performance


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VI. CALCULATION OF AWARDS (continued)
    ---------------------

             o As soon as practicable each year, Participant Performance Schedules for that year will be issued

             Performance Ratings

             o Target performance represents the full and complete attainment of expectations in the performance area; it is rated 1.0

o Performance that is acceptable but does not fully meet expectations can earn a rating but, of course, less than 1.0

o   Exceeding  expectations  can result in a performance  rating as high as 1.50

o Unacceptable individual performance will result in no award regardless of System or Unit Performance

             Weightings

o Weightings will be established each year for System, Unit, and Individual performance measures

             Calculation of Award

o A participant's award, if any, will be determined by multiplying the participant's assigned Target Incentive Award by his/her rounded total performance rating

             The Management Review Committee or the Board of Directors, at its discretion, may supplement or decrease any participant's calculated award to reflect extraordinary circumstances.

             The maximum funds available for 1999 awards will be an amount equal to $2,990,000 (1% of 1999 budgeted net income) plus or minus 5% of any amount over or under 1999 budgeted net income for the System. In the event the maximum would otherwise be exceeded, all awards will be decreased pro rata.

VII. FORM AND TIMING OF PAYOUT
     -------------------------

             Calculation of awards will be made as soon as practicable after the close of books for the year measured, but no award will be paid until it has been approved by the Management Review Committee or the Board of Directors, as appropriate.


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VIII. TERMINATION AND TRANSFER PROVISIONS
      -----------------------------------

             Payment will be in current cash unless the Management Review Committee or the Board at its discretion provides for deferral. The Management Review Committee or the Board may also, at its discretion, make payment of awards in the form of stock in lieu of current cash.

             Termination Provisions

o Awards may at the discretion of the Management Review Committee or the Board be calculated on the basis of a full year's performance and prorated to the number of whole months actually served, except in the case of voluntary termination (other than retirement after the second quarter of the year) or termination by the Company (with or without cause), in which case no award is made for year of termination

              Designation of "Unit" in cases of transfer

o   Weighting will be based on the number of months participant was in each unit

IX. PLAN ADMINISTRATION
    -------------------

              Administration of the Plan is the responsibility of the Management Review Committee of the Board of Directors.

o The Committee is responsible for review and administration of all Systemwide goals and has final approval over these and other matters involving the Plan, including eligibility


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